Exhibit 2.5

THIRD AMENDMENT

TO

MUTUAL WAIVER AGREEMENT

THIS THIRD AMENDMENT TO MUTUAL WAIVER AGREEMENT ( the “Third Amendment”) is made as of September 27, 2008 by and among Shenzhen SANS Material Testing Co., Ltd., Shenzhen SANS Measurement Technique Co., Ltd., Shanghai SANS Testing Machine Co., Ltd., collectively as one party, and MTS Systems (China) Co., Ltd. as the other party, and shall be effective on the same date.

RECITALS

A.            The parties entered into that certain Mutual Waiver Agreement dated July 31, 2008 (the “Waiver Agreement”), as amended by that certain Amendment to Mutual Waiver Agreement dated August 29, 2008 (the “Amendment”) and that certain Second Amendment to Mutual Waiver Agreement dated September 26, 2008 (the “Second Amendment”), pursuant to which the parties agreed to mutual extension of time and/or waiver with regard to the APA;

B.            The parties now wish to further amend the Waiver Agreement to further clarify the intent of the parties.

C.            The parties hereby acknowledge and agree that MTS Systems (Shanghai) Co., Ltd. has changed its name to MTS Systems (China) Co., Ltd. with the new business license issued and therefore MTS Systems (China) Co., Ltd. has the full authority to execute and bind itself to this Third Amendment on behalf of itself.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

AGREEMENT

1.             Fifty Percent Payment.  Subject to the Purchaser’s obligation to pay fifty percent (50%) of the Purchase Price ($20,900,000) within three months after July 31, 2008 as amended in Section 5 of the Second Amendment, the first paragraph of Section 5(b) shall be amended as follows:

“on November 3, 2008, or within two (2) business days following SAFE approval for Purchaser to convert the foreign debt monies, whichever is later—provided, however, that in no event shall SAFE approval  be obtained later than November 10, 2008— payment of eight million one hundred thousand U.S. Dollars ($8,100,000), minus:”

The rest of Section 5 (b) shall remain unchanged.

2.             Jinan Assets.  For certain physical assets (to be confirmed and agreed to by the parties by October 20, 2008) and intellectual property of Jinan SANS Test Machine Co., Ltd.,

including 10 patents and certain know-how, drawings and related documents (the “Jinan Assets”) as part of the Acquired Assets set forth in Section 1.1 of the APA, the Parties agree to waiver the Sellers’ obligation to transfer the title of the Jinan Assets by the Completion of Closing and to waive the Purchaser’s obligation to pay for the Jinan Assets at the same time.  Within three (3) business days following the relevant title transfer registration of the Jinan Assets, the Purchaser will pay three hundred thousand US. Dollars ($300,000) as part of the Purchase Price.

3.             Terms of Agreement; Conflicting Terms.  Except as herein expressly amended, all terms, covenants and provisions of the Waiver Agreement are and shall remain in full force and effect and all references therein to such Waiver Agreement shall henceforth refer to the Waiver Agreement as amended by this Third Amendment.  This Third Amendment shall be deemed incorporated into, and a part of, the Waiver Agreement.   In the event of any inconsistency or conflict between this Third Amendment and the Waiver Agreement, the terms, conditions and provisions of this Third Amendment shall govern and control.

4.             Effectiveness of Amendment.  This Third Amendment shall be effective upon its execution by each of the parties hereto.

5.             Counterparts.  This Third Amendment shall be executed in four (4) originals with each party having one.

[This space intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this THIRD AMENDMENT TO MUTUAL WAIVER AGREEMENT as of the date first above written.

SHENZHEN SANS MATERIAL TESTING CO., LTD. (chop)

By:

Name: Lei Qing’an

Title: Chairman

SHENZHEN SANS MEASUREMENT TECHNIQUE CO., LTD. (chop)

By:

Name: Lei Qing’an

Title: Chairman

SHANGHAI SANS TESTING MACHINE CO., LTD. (chop)

By:

Name: Lei Qing’an

Title: Chairman

MTS SYSTEMS (CHINA) CO., LTD. (chop)

By:

Name: David Meier

Title: Chairman